Exhibit 10.3

First Amendment of
MEZZANINE b LOAN Forbearance Agreement

This First Amendment of Mezzanine B Loan Forbearance Agreement (this “Amendment”) is made effective as of January 7, 2021 (the “Effective Date”), by and among HIT PORTFOLIO I MEZZ B, LLC (“Borrower”), and HIT PORTFOLIO I TRS MEZZ B, LLC and HIT 2PK TRS MEZZ B, LLC (collectively, “Leasehold Pledgor”) and HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P. and HOSPITALITY INVESTORS TRUST, INC. (collectively, “Guarantor” and, with Borrower and Leasehold Pledgor, the “Borrower Parties”) , and CC6 INVESTMENTS LTD. and NC GARNET FUND, L.P. (collectively, and together with their successors and/or assigns, “Lender”). Borrower, Guarantor and Lender are sometimes hereinafter collectively referred to in this Agreement as the “Parties” and each as a “Party.”

RECITALS

The following recitals are a material part of this Amendment:

A.     Borrower, Leasehold Pledgor, Guarantor and Lender entered into that certain Mezzanine B Loan Forbearance Agreement, dated to be effective as of April 7, 2020 (the “Forbearance Agreement”), pursuant to which, among other things, Lender agreed to forbear from exercising certain rights and remedies related to the Existing Default. Unless otherwise defined herein, all initially capitalized terms have the meanings given to them in the Forbearance Agreement.

B.     Under the Forbearance Agreement, the Forbearance Period shall expire no later than January 6, 2021 (“Original Forbearance Expiration Date”).

C.     Each of the Borrower Parties has requested that Lender agree to (i) extend the Forbearance Expiration Date, and (ii) otherwise amend the Forbearance Agreement, as more particularly described herein, and Lender is willing to do so, but only pursuant to the terms and provisions set forth in this Amendment.

D.     In connection with this Amendment, the Mortgage Borrowers are entering into a corresponding forbearance agreement amendment with respect to the Mortgage Loan (the “Mortgage Loan Forbearance Amendment”), on similar terms as set forth herein.

E.     In connection with this Amendment, the Mezzanine A Borrowers are entering into a corresponding forbearance agreement amendment with respect to the Mezzanine A Loan (the “Mezzanine A Loan Forbearance Amendment”), on similar terms as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Recitals. The matters stated in the Recitals set forth above are true and accurate in all respects, are a material part of this Amendment, are hereby incorporated by reference, and may be relied upon for all purposes by the Parties.

2.     Forbearance Expiration Date; Forbearance Period. Subject to (i) Borrower’s delivery to Lender of the Extension Legal Fee Payment (as defined below), (ii) delivery of the Mortgage Loan Forbearance Amendment and the Mezzanine A Loan Forbearance Amendment, which Mortgage Loan Forbearance Amendment and Mezzanine A Loan Forbearance Amendment shall each have been, prior to its execution, approved in writing by Lender, and (iii) satisfaction of the terms and conditions of this Amendment:

(a)     the Forbearance Expiration Date is hereby extended to the earlier to occur of either: (i) April 6, 2021, or (ii) the date a Forbearance Termination Event occurs (the “Extended Forbearance Expiration Date”), and all references to the “Forbearance Expiration Date” in the Forbearance Agreement shall hereafter be deemed to refer to the Extended Forbearance Expiration Date; and

(b)     the Forbearance Period is amended to be the time period between the Effective Date of the Forbearance Agreement and the Extended Forbearance Expiration Date.

Borrower acknowledges and agrees that it shall have no right or option to extend the Forbearance Expiration Date beyond the Extended Forbearance Expiration Date.

3.     Fees Payable to Lender in Connection With Amendment. Upon their execution of this Amendment, Borrower shall owe Lender an amount equal to $10,000.00 (the “Extension Legal Fee Payment”), in order to reimburse Lender for all or part of the fees and costs incurred by Lender in connection with the negotiation and drafting of this Amendment, and to reimburse Lender for any other fees and costs incurred by Lender in connection with the Loan during the Forbearance Period and Extended Forbearance Period. The Extension Legal Fee Payment are payable to Lender as part of, and in the same manner as, the Reimbursement Payment as set forth in the Forbearance Agreement. The Extension Legal Fee shall be paid to Lender together with the execution and delivery of this Amendment by Borrower Parties to Lender, and shall be a prerequisite to the effectiveness of this Amendment. Borrower acknowledges and agrees that additional fees and costs may be payable to Lender hereunder or in accordance with the terms and provisions of the Loan Documents, that such fees and costs, if any, shall be payable to Lender in accordance with the terms of the Forbearance Agreement, and that the Extension Legal Fee Payment shall not be applied to the Indebtedness.

4.     Repayment of Forbearance Amounts. Section 4(c) of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“(c)     Notwithstanding anything herein to the contrary, all monthly payment obligations of Borrower owed during the Forbearance Period and until payment in full of the forbearance payments required to be made to Mortgage Lender under the Mortgage Loan Forbearance Agreement, as modified by that certain First Amendment to Forbearance Agreement, dated as of January 7, 2021, with respect to the Mortgage Loan (the “Mortgage Loan Forbearance Amendment”) (or sooner, if paid sooner by Mortgage Borrower in Mortgage Borrower’s discretion) and all other monetary and non-monetary obligations of Borrower under the Mezzanine B Loan Documents shall remain in full force and effect, unmodified by this Agreement, and the Existing Default shall continue in full force and effect. Lender, however, shall, so long as Borrower fully and timely performs its obligations under this Agreement and the Mezzanine B Loan Documents (and so long as Mezzanine A Borrower fully and timely performs its obligations under the Mezzanine A Loan Forbearance Agreement (as modified by that certain First Amendment to Mezzanine A Loan Forbearance Agreement, dated as of January 7, 2021, with respect to the Mezzanine A Loan) and the Mezzanine A Loan Documents, and Mortgage Borrower fully and timely performs its obligations under the Mortgage Loan Forbearance Agreement (as modified by the Mortgage Loan Forbearance Amendment) and the Mortgage Loan Documents), continue to forbear, even after the initial Forbearance Period, solely with respect to the Existing Default, from enforcement of its rights and remedies as set forth and to the same extent called for in this Agreement until the earlier of either the Monthly Payment Date occurring in April 2022 or, in the alternative, such period after the initial Forbearance Period that continues through the occurrence of a Forbearance Termination Event (collectively, the “Extended Forbearance Period”). ”

5.     Release. As of the Effective Date, each of the Borrower Parties and its respective past, present and future employees, agents, attorneys, representatives, successors, assigns, and all persons or entities claiming by, through, or under any of them (and their respective successors and assigns, collectively, the “Releasing Parties”) hereby:

(a)     acknowledges, agrees and affirms that none of them possesses any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Loan or the Mezzanine B Loan Documents (including any aspect of the origination, administration or enforcement thereof), or any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims;

(b)     remises, releases, acquits and forever discharges Lender, and its predecessors in interest, affiliates, subsidiaries, participants or assigns, and all of their respective past, present, and future shareholders, certificate holders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Lender Released Parties”) from any and all manner of debts, accounts, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, that any of the Releasing Parties now have or may hereafter have by reason of any act, omission, matter, cause or thing, from the beginning of the world to and including the Effective Date, including matters arising out of or relating to the Loan and the Mezzanine B Loan Documents, including the origination, funding, servicing or administration thereof and any other agreement or transaction between any of the Releasing Parties and any of the Lender Released Parties concerning the Loan (all of the foregoing released claims are sometimes referred to as the “Released Claims”);

(c)     agrees that it is the intention of each of the Releasing Parties that the foregoing release shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected. Each of the Releasing Parties realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and that each of the Releasing Parties further agrees that the waivers and releases in this Release have been negotiated and agreed upon in light of that realization and that each of the Releasing Parties nevertheless hereby intends to release, discharge and acquit the Lender Released Parties from any such unknown losses, damages, liabilities, costs and expenses; and

(d)     agrees that all releases and discharges by each of the Releasing Parties in this Amendment shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

6.     Ratification of Forbearance Agreement. Except as modified or affected by this Amendment, the Forbearance Agreement is hereby ratified, is unmodified and remains in full force and effect. Each of the Borrower Parties hereby re-makes all of the acknowledgements, confirmations, representations and warranties made in the Forbearance Agreement as if the Forbearance Agreement was executed on the Effective Date.

7.     Acknowledgments.

(a)     Each of the Borrower Parties acknowledge that Lender is specifically relying upon each of the Borrower Parties acknowledgements and agreements in Sections 5 and 6 hereof in executing this Amendment, and that in the absence of such agreements Lender would be unwilling to agree to the modifications provided for in this Amendment.

(b)     Subject to Borrower’s compliance with the terms hereof, Lender hereby consents to the execution and provisions of the Mortgage Loan Forbearance Amendment and the Mezzanine A Loan Forbearance Amendment.

8.     Severability. If any one or more of the provisions of this Amendment are deemed unenforceable, the remainder of this Amendment shall, at the sole option of Lender, remain enforceable in accordance with its original terms to the fullest extent possible.

9.     Entire Agreement. This Amendment, the Forbearance Agreement, the Loan Documents, and the documents referred to, contemplated, or required herein or therein, constitute the sole and entire agreement between the Parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements or understandings regarding the same.

10.     Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the Parties notwithstanding that all Parties are not signatories to the same counterpart. This Amendment shall become effective when all Parties have executed a counterpart hereof. A signature of a Party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such Party.

11.     Conflict. In the event of any conflict between the provisions of this Amendment and the provisions of the Forbearance Agreement or any Loan Document, the provisions of this Amendment shall control.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

LENDER:

CC6 INVESTMENT LTD.,

a Cayman Islands exempted company

By:       Carbon VI GP LLC,

as its sole director

By:       BlackRock Realty Advisors, Inc.,

as its sole member

By:      /s/ Paul Horowitz

            Name: Paul Horowitz

            Title:   Vice President

NC GARNET FUND, L.P.,

a Delaware limited partnership

By:        BlackRock Financial Management, Inc.,

its investment manager

By:      /s/ Paul Horowitz

            Name: Paul Horowitz

            Title:   Director

[Signatures Continue on the Following Page]

BORROWER: HIT PORTFOLIO I MEZZ B, LLC a Delaware limited company By: /s/ Jonathan P. Mehlman Name: Jonathan P. Mehlman Title: President & Chief Executive Officer

[Signatures Continue on the Following Page]

LEASEHOLD PLEDGOR:

HIT PORTFOLIO I TRS MEZZ B, LLC

a Delaware limited liability company

By:         /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: President & Chief Executive Officer

HIT 2PK TRS MEZZ B, LLC

a Delaware limited liability company

By:         /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: President & Chief Executive Officer

[Signatures Continue on the Following Page]

GUARANTOR:

HOSPITALITY INVESTORS TRUST, INC.,

a Maryland corporation

By:         /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: President & Chief Executive Officer

HOSPITALITY INVESTORS TRUST OPERATING

PARTNERSHIP, L.P., a Delaware limited partnership

By: HOSPITALITY INVESTORS TRUST, INC.,

a Maryland corporation, its general partner

By:         /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: President & Chief Executive Officer